Exhibit 24

POWER OF ATTORNEY

The undersigned, Textron Inc. ("Textron") a Delaware corporation, and the undersigned directors and officers of Textron, do hereby constitute and appoint Terrence O'Donnell, Arnold M. Friedman, Michael D. Cahn and Ann T. Willaman, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron advisable in order to enable Textron to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the Registration under the Securities Act of 1933, as amended, of the offering of up to 3,500,000 additional shares of Textron's Common Stock pursuant to the Textron 1999 Long-Term Incentive Plan, including specifically, but without limitation, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below and to sign the names of such officers on behalf of Textron to such Annual Report filed with the Securities and Exchange Commission, to any and all amendments to such Annual Report, to any instruments or documents or other writings in which the original or copies thereof are to be filed as a part of or in connection with such Annual Report or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

     IN WITNESS WHEREOF, Textron has caused this Power of Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name thereto, on this 27th day of April, 2005.

TEXTRON INC.
By:	s/Lewis B. Campbell
Lewis B. Campbell
Chairman, President and Chief
Executive Officer
ATTEST:

s/Frederick K. Butler
Frederick K. Butler Vice President and Secretary

s/Lewis B. Campbell	s/Dain M. Hancock
Lewis B. Campbell Chairman, President and Chief Executive Officer, Director	Dain M. Hancock Director

s/H. Jesse Arnelle	s/Paul E. Gagné
H. Jesse Arnelle Director	Paul E. Gagné Director

s/Kathleen M. Bader	s/Lord Powell of Bayswater KCMG
Director	Lord Powell of Bayswater KCMG Director

s/R. Kerry Clark	s/Brian H. Rowe
R. Kerry Clark Director	Brian H. Rowe Director

s/Ivor J. Evans	s/Thomas B. Wheeler
Ivor J. Evans Director	Thomas B. Wheeler Director

s/Lawrence K. Fish	s/Ted R. French
Lawrence K. Fish Director	Ted R. French Executive Vice President and Chief Financial Officer (principal financial officer)

s/Joe T. Ford	s/Richard L. Yates
Joe T. Ford Director	Richard L. Yates Vice President and Controller (principal accounting officer)